SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]    Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[_]    Definitive Additional Materials

[_]    Soliciting Material Pursuant to (ss.)240.14a-11(c) or
       (ss.)240.14a-12

                             Dreyfus GNMA Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0- 11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

Notes:
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PRELIMINARY COPY


                             DREYFUS GNMA FUND, INC.
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                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
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To the Stockholders:

          A Special Meeting of Stockholders of Dreyfus GNMA Fund, Inc. (the "Fund") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, Room 7G, New York, New York, on Tuesday, October 7, 1997 at 3:00 p.m., for the following purposes:

          1. To approve changes to certain of the Fund's investment restrictions.

          2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

          Stockholders of record at the close of business on August 20, 1997 will be entitled to receive notice of and to vote at the meeting.

                                          By Order of the Board

                                               John E. Pelletier
                                               Secretary
New York, New York
August 25, 1997



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                       WE NEED YOUR PROXY VOTE IMMEDIATELY

A STOCKHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE MEETING OF STOCKHOLDERS OF THE FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.
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
PRELIMINARY COPY

                             DREYFUS GNMA FUND, INC.

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, OCTOBER 7, 1997

          This proxy statement is furnished in connection with a solicitation of proxies by the Board of Dreyfus GNMA Fund, Inc. (the "Fund") to be used at the Special Meeting of Stockholders (the "Meeting") of the Fund to be held on Tuesday, October 7, 1997 at 3:00 p.m., at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Stockholders of record at the close of business on August 20, 1997 are entitled to receive notice of and to vote at the Meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Fund, which must indicate the stockholder's name and account number. To be effective, such revocation must be received before the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. As of , 1997, ___________ shares of the Fund's common stock were issued and outstanding.

          It is estimated that proxy materials will be mailed to stockholders of record on or about August 25, 1997. The Fund's principal executive offices are located at 200 Park Avenue, New York, New York 10166. COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO THE FUND AT 144 GLENN CURTISS BOULEVARD, UNIONDALE, NEW YORK 11556-0144, OR BY CALLING TOLL-FREE 1-800-645- 6561.

PROPOSAL 1:    APPROVAL OF CHANGES TO CERTAIN OF THE FUND'S
               INVESTMENT RESTRICTIONS.


INTRODUCTION

          The Fund currently seeks to achieve its investment objective of providing as high a level of current income as is consistent with the preservation of capital by investing principally in instruments issued by the Government National Mortgage Association ("GNMA"). It currently is a fundamental policy of the Fund to invest at least 65% of the value of its net assets (except when maintaining a temporary defensive position) in "GNMA Certificates" (popularly called "Ginnie Maes"). The Fund also may invest in other securities issued or guaranteed by the U.S. Government or issued by its agencies or instrumentalities that are backed by the full faith and credit of the U.S. Government, and may enter into repurchase agreements with respect thereto. For temporary defensive purposes, the Fund's entire portfolio may be so invested. In addition, the Fund may engage in various investment techniques, such as leveraging, writing covered call options and forward roll transactions as described in its current Prospectus.

          This Proposal does not involve any change to the Fund's investment objective. The Fund would continue to invest at least 65% (or such higher percentage as may be required by rule or regulation of the Securities and Exchange Commission) of its net assets in Ginnie Maes. Management believes, however, that the Fund's remaining assets may be invested more effectively if the permissible investments and investment techniques are broadened to include those described below. Each of the Fund's principal competitors has the power to purchase many of the proposed securities and to engage in many of the proposed investment techniques.

          Management believes that in a rapidly changing market it is important for the Fund to have the flexibility to purchase a variety of instruments because while under certain market conditions certain types of securities may be deemed most appropriate for purchase by the Fund, under other market conditions other types of securities may be deemed preferable. By expanding the universe of securities the Fund may purchase and the investment techniques in which the Fund may engage, the Fund's management will be given the opportunity to adjust the Fund's portfolio from time to time in such manner as it then deems appropriate. The proposed securities in which the Fund would become entitled to invest and the investment techniques in which the Fund would be entitled to engage are described below and in the Appendix to this Proxy Statement.

          The Fund's management also believes it appropriate to modify certain other investment restrictions (which are fundamental policies) and change certain fundamental policies to non-fundamental policies. The Investment Company Act of 1940, as amended (the "1940 Act"), requires that a relatively limited number of investment policies and restrictions be designated as fundamental policies which may not be changed without stockholder approval. These policies relate to (a) the classification and subclassification under the 1940 Act within which the Fund may operate, (b) borrowing money, (c) issuing senior securities,
(d) engaging in the business of underwriting securities issued by other persons,
(e) concentrating investments in a particular industry or group of industries,
(f) purchasing and selling real estate or commodities, (g) making loans to other persons, and (h) changing the nature of the business so as to cease to be an investment company. When the Fund was formed, the Board designated a number of other policies as fundamental, in large part in response to certain regulatory requirements or business or industry conditions that no longer exist, and adopted certain restrictions which now are believed to be unduly restrictive.

          If this Proposal is approved, the Fund would be permitted to invest in the mortgage-related securities and engage in the investment techniques described below and in the Appendix to this Proxy Statement. In addition, the Fund would adopt as fundamental only those restrictions which are required to be such under the 1940 Act, and the remaining restrictions would be adopted as non-fundamental policies. The Board recommends an additional fundamental policy be adopted by the Fund, which responds to a technical requirement under the 1940 Act, to prohibit the Fund from issuing any senior security as defined in the 1940 Act, except to the extent resulting from any other permitted activity of the Fund. Fundamental policies cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding shares, while non-fundamental policies may be changed by vote of a majority of the Fund's Board members at any time.

          To enable the Fund to invest in this manner, the Fund's Board, at a meeting held on July 23, 1997, unanimously approved changes in the Fund's investment restrictions and directed that this Proposal be submitted to stockholders for their approval.

CHANGES TO MANAGEMENT POLICIES

          If this Proposal is approved, the Fund will continue to invest at least 65% of its net assets (except when maintaining a temporary defensive position) in Ginnie Maes. The Fund reserves the right to increase such percentage without stockholder approval to the extent required by rule or regulation of the Securities and Exchange Commission. The Fund would be permitted to invest the remainder of its assets in the following portfolio securities and engage in the following additional investment techniques. FOR A MORE DETAILED DISCUSSION OF THE ADDITIONAL PORTFOLIO SECURITIES AND INVESTMENT TECHNIQUES AND THEIR RELATED RISKS, SEE THE APPENDIX TO THIS PROXY STATEMENT.

Additional Portfolio Securities

          The additional portfolio securities are mortgage-related and asset-backed securities, which are a form of derivative collateralized by pools of mortgages assembled as securities for sale to investors by various governmental, government-related and private organizations, and include:

* COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"). A CMO is a multiclass bond backed by a pool of mortgage pass-through certificates or mortgage loans. Each class of CMOs, often referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date; these characteristics will vary from one tranche to another. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index or indexes. The Fund also may invest in inverse floating rate CMOs. Many inverse floating rate CMOs have coupons that move inversely to a multiple of the applicable indexes.

* STRIPPED MORTGAGE-BACKED SECURITIES. Stripped mortgage-backed securities can be bonds or pass-through securities and are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each with a specified percentage of the underlying security's principal or interest payments. When securities are completely stripped, all of the interest is distributed to holders of one type of security, known as an interest-only security, or IO, and all of the principal is distributed to holders of another type of security, known as a principal-only security, or PO.

* FNMA AND FHLMC SECURITIES. Securities issued by government-related organizations include FNMA and FHLMC securities. FNMA securities include Fannie Maes, which are mortgage-related securities issued or guaranteed by the Federal National Mortgage Association ("FNMA"). FHLMC securities include Freddie Macs or PCs, which are issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"). Fannie Maes and Freddie Macs are not backed by or entitled to the full faith and credit of the United States.

* PRIVATE ENTITY MORTGAGE-RELATED SECURITIES. These mortgage-related securities are issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers.

* ASSET-BACKED SECURITIES. These securities include debt securities and securities with debt-like characteristics that use securitization techniques similar to those used for mortgage-related securities. The collateral for these securities may include home equity loans and mobile home loans.

Additional Investment Techniques

* OPTIONS AND FUTURES TRANSACTIONS. In addition to writing covered call options, which the Fund currently may do, the Fund proposes to purchase and write (i.e., sell) call or put options with respect to specific securities and purchase cash-settled options on interest rate swaps. The Fund also proposes to enter into futures contracts and options on futures contracts. The principal reason for writing options is to realize income in the form of premiums. The Fund would purchase options and enter into futures transactions as a substitute for a comparable market position in the underlying securities or for hedging purposes.

* SHORT-SELLING. The Fund proposes to engage in short sales transactions in which the Fund sells a security it does not own in anticipation of a decline in the market value of the security. To complete the transaction, the Fund must borrow the security to make delivery to the buyer.

* LENDING PORTFOLIO SECURITIES. To increase its income, the Fund proposes to lend securities from its portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions.

CORRESPONDING CHANGES IN INVESTMENT RESTRICTIONS

          If this Proposal is approved by stockholders, the Fund's current Investment Restrictions numbered 2, 3, 5, 6, 7 and 10 (proposed to be renumbered as Investment Restrictions 1, 2, 4, 5, 6 and 9) will be revised to reflect the Fund's proposed management policies described in this proxy statement, and generally to clarify the extent to which the Fund may invest in certain types of securities or engage in various investment techniques.

          Investment Restriction No. 1, proposed to be renumbered as Investment Restriction No. 11, which prohibits the Fund from investing in certain types of securities (other than those described herein), would not be changed, but would be designated a non-fundamental policy of the Fund. This Investment Restriction is not required by the Securities and Exchange Commission or state regulators and, as a non-fundamental policy, would give the Fund the flexibility to respond to new investment opportunities that are consistent with the Fund's investment objective and management policies, subject to prior Board approval.

          Investment Restriction No. 4, proposed to be renumbered as Investment Restriction No. 3, which prohibits the Fund from acting as an underwriter of securities of other issuers, will be revised to provide an exception to the extent the Fund may be deemed an underwriter by virtue of disposing of portfolio securities. Without this revision, the Fund could be unnecessarily restricted in its ability to dispose of certain portfolio securities.

          New Investment Restriction No. 7, which prohibits the Fund from issuing any senior security, will be added to comply to a technical requirement under the 1940 Act.

          Investment Restriction No. 8, which prohibits the Fund from investing in companies for the purpose of exercising control, will be deleted. This Investment Restriction was adopted to comply with certain state securities law requirements which are no longer in effect.

          Investment Restriction No. 9, proposed to be renumbered as Investment Restriction No. 8, which prohibits the Fund from investing in securities of other investment companies, except as they may be acquired as part of a merger, consolidation or acquisition of assets, will be amended to permit the acquisition of securities of other investment companies to the extent permitted under the 1940 Act. Under the 1940 Act, purchases of the securities of other investment companies, subject to certain exceptions, are limited to a maximum of
(i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund's total assets with respect to any one investment company and (iii) 10% of the Fund's total assets in the aggregate. In addition, Investment Restriction number 9, as proposed to be changed herein, will be designated a non-fundamental policy of the Fund. Investments in the securities of other investment companies may involve the duplication of advisory fees and certain other expenses. Nonetheless, the Board believes that these changes will provide the Fund greater flexibility to respond to regulatory and other developments.

          If approved by stockholders, the Fund's Investment Restrictions would read as follows (new language is underscored and language to be deleted is in brackets):

          The Fund may NOT:

          1[2]. Borrow money, except to the extent permitted under the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund's assets). FOR PURPOSES OF THIS INVESTMENT RESTRICTION, THE ENTRY INTO OPTIONS, FORWARD CONTRACTS, FUTURES CONTRACTS, INCLUDING THOSE RELATING TO INDEXES, AND OPTIONS ON FUTURES CONTRACTS OR INDEXES SHALL NOT CONSTITUTE BORROWING.

          2[3]. [Sell securities short or] Purchase securities on margin, BUT THE FUND MAY MAKE MARGIN DEPOSITS IN CONNECTION WITH TRANSACTIONS IN OPTIONS, FORWARD CONTRACTS, FUTURES CONTRACTS, INCLUDING THOSE RELATED TO INDEXES, AND OPTIONS ON FUTURES CONTRACTS OR INDEXES [or write or purchase put or call options or combinations thereof, except that the Fund may write and sell covered call option contracts on securities owned by the Fund not exceeding 20% of the value of its net assets at the time such option contracts are written. In connection with the writing of covered call options, the Fund may pledge assets to an extent not greater than 20% of the value of its net assets at the time such options are written].

          3[4]. Underwrite the securities of other issuers, EXCEPT TO THE EXTENT THE FUND MAY BE DEEMED AN UNDERWRITER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BY VIRTUE OF DISPOSING OF PORTFOLIO SECURITIES.

          4[5]. Purchase or sell real estate, real estate investment trust securities, commodities, or oil and gas interests, provided that the Fund may purchase [Ginnie Maes without limitation] AND SELL SECURITIES THAT ARE SECURED BY REAL ESTATE OR ISSUED BY COMPANIES THAT INVEST OR DEAL IN REAL ESTATE OR ACQUIRE REAL ESTATE AS A RESULT OF OWNERSHIP OF SUCH SECURITIES OR INSTRUMENTS, AND PROVIDED FURTHER THAT THE FUND MAY PURCHASE AND SELL OPTIONS, FORWARD CONTRACTS, FUTURES CONTRACTS, INCLUDING THOSE RELATING TO INDEXES, AND OPTIONS ON FUTURES CONTRACTS OR INDEXES.

          5[6]. Make loans to others, except through the purchase of debt obligations referred to in the Prospectus OR THE ENTRY INTO REPURCHASE AGREEMENTS. HOWEVER, THE FUND MAY LEND ITS PORTFOLIO SECURITIES IN AN AMOUNT NOT TO EXCEED 33-1/3% OF THE VALUE OF ITS TOTAL ASSETS. ANY LOANS OF PORTFOLIO SECURITIES WILL BE MADE ACCORDING TO GUIDELINES ESTABLISHED BY THE SECURITIES AND EXCHANGE COMMISSION AND THE FUND'S BOARD.

          6[7]. Invest more than 25% of THE VALUE OF its TOTAL assets in THE securities of issuers in any SINGLE industry, provided that there shall be no limitation on the purchase of [Ginnie Maes or other] securities issued[,] OR guaranteed [or backed] by the U.S. Government, [as described in the Prospectus] ITS AGENCIES OR INSTRUMENTALITIES. FOR PURPOSES OF THIS INVESTMENT RESTRICTION, SECURITIES AND INSTRUMENTS BACKED DIRECTLY OR INDIRECTLY BY REAL ESTATE AND REAL ESTATE MORTGAGES AND SECURITIES OF COMPANIES ENGAGED IN THE REAL ESTATE BUSINESS ARE NOT CONSIDERED AN INDUSTRY.

          7. ISSUE ANY SENIOR SECURITY (AS SUCH TERM IS DEFINED IN SECTION 18(F) OF THE 1940 ACT), EXCEPT TO THE EXTENT THAT THE ACTIVITIES PERMITTED IN INVESTMENT RESTRICTION NOS. 1, 2, 4 AND 9 MAY BE DEEMED TO GIVE RISE TO A SENIOR SECURITY.

          [8. Invest for the purpose of exercising control.]

          8[9]. Invest in securities of other investment companies, except TO THE EXTENT PERMITTED UNDER THE 1940 ACT [as they may be acquired as part of a merger, consolidation or acquisition of assets].

          9[10]. Pledge, hypothecate, mortgage or otherwise encumber its assets, except to the extent necessary to secure permitted borrowings AND TO THE EXTENT RELATED TO THE DEPOSIT OF ASSETS IN ESCROW IN CONNECTION WITH THE PURCHASE OF SECURITIES ON A WHEN-ISSUED OR DELAYED- DELIVERY BASIS AND COLLATERAL AND INITIAL OR VARIATION MARGIN ARRANGEMENTS WITH RESPECT TO OPTIONS, FORWARD CONTRACTS, FUTURES CONTRACTS, INCLUDING THOSE RELATED TO INDEXES, AND OPTIONS ON FUTURES CONTRACTS OR INDEXES.

          10[11]. Enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are illiquid if, in the aggregate, more than 15% of the value of the Fund's net assets would be so invested.

          11[1]. Purchase common stocks, preferred stocks, warrants or other equity securities, or purchase corporate bonds or debentures, state bonds, municipal bonds or industrial revenue bonds.

          Investment Restrictions numbered 1 through 7 would be fundamental policies of the Fund which cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting shares. Investment Restrictions numbered 8 through 11 would not be fundamental policies and may be changed by vote of a majority of the Fund's Board members at any time.

VOTE REQUIRED AND BOARD MEMBERS' RECOMMENDATION

          Approval of this Proposal requires the affirmative vote of (a) 67% of the Fund's voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

THE FUND'S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE CHANGES TO CERTAIN OF THE FUND'S FUNDAMENTAL POLICIES AND INVESTMENT RESTRICTIONS.

                             ADDITIONAL INFORMATION

          Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's investment adviser.

          Premier Mutual Fund Services, Inc., with principal offices at 60 State Street, Boston, Massachusetts 02109, serves as the Fund's distributor.

          Dreyfus Transfer, Inc., a wholly-owned subsidiary of Dreyfus, P.O. Box 9671, Providence, Rhode Island 02940-9671, is the Fund's transfer and dividend disbursing agent.

          Mellon Bank, N.A., Dreyfus' parent, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, acts as custodian of the Fund's investments.

                               VOTING INFORMATION

          In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, and the Fund may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals.

          If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares on a particular matter with respect to which the broker or nominee does not have a discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining requisite approval for the proposals.

          If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the Proposal, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" the proposals in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" the proposals against any adjournment. A quorum is constituted by the presence in person or by proxy of the holders of at least 33-1/3% of the Fund's outstanding shares entitled to vote at the Meeting.

          [As of __________, 1997, the following stockholders were known by the Fund to own of record and beneficially 5% or more of the Fund's outstanding voting securities: Insert 5% holders]

          [Under the 1940 Act, a stockholder that beneficially owns, directly or indirectly, more than 25% of the Fund's total outstanding shares may be deemed a "control person" (as defined in the 1940 Act) of the Fund.]

          [The following table sets forth the number of shares of the Fund beneficially owned as of _________, 1997 by each of the Fund's Board members and officers owning Fund shares on such date. In each case, such amount constitutes less than 1% of the Fund's outstanding shares.]

                                  OTHER MATTERS

          The Fund's Board is not aware of any other matters which may come before the Meeting. However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

               NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
                               AND THEIR NOMINEES

          Please advise the Fund, in care of Dreyfus Transfer, Inc., Attention:
Dreyfus GNMA Fund, Inc., [P.O. Box 9671, Providence, Rhode Island 02940-9671], whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Fund shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.


Dated:  August 25, 1997

                                    APPENDIX

          If Proposal 1 is approved, the Fund would be permitted to invest up to 35% of its net assets in the portfolio securities described below. In addition, the Fund would be permitted to engage in the various additional investment techniques described below.

Additional Portfolio Securities

          Many of the proposed new instruments are derivatives. These are financial instruments which derive their value, at least in part, from the performance of an underlying asset, index or interest rate. While derivatives can be used effectively in furtherance of the Fund's investment objective, under certain market conditions they can increase the volatility of the Fund's net asset value, and decrease the liquidity of the Fund's portfolio and make more difficult the accurate pricing of the Fund's portfolio.

          MORTGAGE-RELATED SECURITIES. Mortgage-related securities are interests in pools of mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others, assembled as securities for sale to investors by various governmental, government-related and private organizations. In addition to mortgage-related securities issued by GNMA, which are backed by the full faith and credit of the United States, the Fund would be permitted to invest in mortgage-related securities issued or guaranteed by FNMA and FHLMC, private mortgage pass-through securities and CMOs, including real estate mortgage investment conduits ("REMICs"). The mortgage-related securities in which the Fund may invest include those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as stripped mortgage- backed securities.

          Investing in mortgage-related securities entails risk. Certain mortgage-related securities that the Fund would be permitted to purchase, such as inverse floating rate CMOs, have coupons that move inversely to a multiple of a specific index which may result in a form of leverage. As with other interest-bearing securities, the prices of certain mortgage-related securities are inversely affected by changes in interest rates. However, although the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true, since in periods of declining interest rates the mortgages underlying the security are more likely to be prepaid. For this and other reasons, a mortgage-related security's stated maturity may be shortened by unscheduled prepayments on the underlying mortgages, and, therefore, it is not possible to predict accurately the security's return to the Fund. Moreover, with respect to certain stripped mortgage-backed securities, if the underlying mortgage securities experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment even if the securities are rated in the highest rating category by a nationally recognized statistical rating organization. During periods of rapidly rising interest rates, prepayments of mortgage- related securities may occur at slower than expected rates. Slower prepayments effectively may lengthen a mortgage-related security's expected maturity which generally would cause the value of such security to fluctuate more widely in response to changes in interest rates. Were the prepayments on the Fund's mortgage-related securities to decrease broadly, the Fund's effective duration, and thus sensitivity to interest rate fluctuations, would increase.

COLLATERALIZED MORTGAGE OBLIGATIONS--A CMO is a multiclass bond backed by a pool of mortgage pass-through certificates or mortgage loans. CMOs may be collateralized by (a) pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC, (b) unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veterans' Affairs, (c) unsecuritized conventional mortgages, (d) other mortgage-related securities or
(e) any combination thereof. Each class of CMOs, often referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date; these characteristics will vary from one tranche to another. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index, such as the London Interbank Offered Rate ("LIBOR") (or sometimes more than one index). These floating rate CMOs typically are issued with lifetime caps on the coupon rate thereon. The Fund also may invest in inverse floating rate CMOs. Inverse floating rate CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction to an applicable index such as the LIBOR. Accordingly, the coupon rate thereon will increase as interest rates decrease. Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs.

          Many inverse floating rate CMOs have coupons that move inversely to a multiple of the applicable indexes. The coupon varying inversely to a multiple of an applicable index creates a leverage factor. The markets for inverse floating rate CMOs with highly leveraged characteristics may at times be very thin. The Fund's ability to dispose of its positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity. It should be noted that inverse floaters based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal.

STRIPPED MORTGAGE-BACKED SECURITIES--The Fund also may invest in stripped mortgage-backed securities. Stripped mortgage-backed securities are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each with a specified percentage of the underlying security's principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security, or IO, and all of the principal is distributed to holders of another type of security known as a principal-only security, or PO. Strips can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially and adversely affected.

FNMA AND FHLMC SECURITIES--Mortgage-related securities issued by government-related organizations include those issued or guaranteed by FNMA and FHLMC. Securities issued by FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the United States. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA.

          Mortgage-related securities issued or guaranteed by FHLMC include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). FHLMC is a corporate instrumentality of the United States created pursuant to an Act of Congress and is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

PRIVATE ENTITY SECURITIES--These mortgage-related securities are issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers, and will be purchased by the Fund only if rated investment grade by a nationally recognized statistical rating organization. The Fund currently intends, however, to purchase such securities only if rated "A" or better. Timely payment of principal and interest on mortgage-related securities backed by pools created by non-governmental issuers often is supported partially by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies, so that if the issuers default on their obligations the holders of the security could sustain a loss. No insurance or guarantee covers the Fund or the price of the Fund's shares. Mortgage-related securities issued by non-governmental issuers generally offer a higher rate of interest than government agency and government-related securities because there are no direct or indirect government guarantees of payment.

ASSET-BACKED SECURITIES--Asset-backed securities are a form of derivative. The securitization techniques used for asset-backed securities are similar to those used for mortgage-related securities. These securities include debt securities and securities with debt-like characteristics. The collateral for these securities has included home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Fund may invest in these and other types of asset- backed securities that may be developed in the future.

          Asset-backed securities present certain risks that are not presented by mortgage- backed securities. Primarily, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-backed securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

Additional Investment Techniques

          If the Proposal is approved, the Fund would be permitted to engage in certain options and futures transactions, short-selling and lending portfolio securities, as described below.

          OPTIONS AND FUTURES TRANSACTIONS. As described in its current prospectus, the Fund currently may write (i.e., sell) covered call options on securities it owns. The Fund proposes to engage in other options and futures transactions described below, which are forms of derivatives.

          These derivatives may be purchased on established exchanges or through privately negotiated transactions referred to as over-the-counter derivatives. Exchange-traded derivatives generally are guaranteed by the clearing agency which is the issuer or counterparty to such derivatives. This guarantee usually is supported by a daily payment system (i.e., variation margin requirements) operated by the clearing agency in order to reduce overall credit risk. As a result, unless the clearing agency defaults, there is relatively little counterparty credit risk associated with derivatives purchased on an exchange. By contrast, no clearing agency guarantees over-the-counter derivatives. Therefore, each party to an over-the-counter derivative bears the risk that the counterparty will default. Accordingly, The Dreyfus Corporation, the Fund's investment adviser ("Dreyfus"), will consider the creditworthiness of counterparties to over-the-counter derivatives in the same manner as it would review the credit quality of a security to be purchased by the Fund. Over-the-counter derivatives are less liquid than exchange-traded derivatives since the other party to the transaction may be the only investor with sufficient understanding of the derivative to be interested in bidding for it.

          Although the Fund will not be a commodity pool, certain options and futures transactions subject the Fund to the rules of the Commodity Futures Trading Commission ("CFTC") which limit the extent to which the Fund can enter into such transactions. The Fund may invest in futures contracts and options with respect thereto for hedging purposes without limit. However, the Fund may not invest in such contracts and options for other purposes if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceeds 5% of the liquidation value of the Fund's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in- the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation.

          When required by the Securities and Exchange Commission, the Fund will set aside permissible liquid assets in a segregated account to cover its obligations relating to its transactions in these derivatives. To maintain this required cover, the Fund may have to sell portfolio securities at disadvantageous prices or times since it may not be possible to liquidate a derivative position at a reasonable price.

FUTURES CONTRACTS--The Fund proposes to enter into futures contracts in U.S. domestic markets, such as the Chicago Board of Trade and the International Monetary Market of the Chicago Mercantile Exchange. Engaging in these transactions involves risk of loss to the Fund which could adversely affect the value of the Fund's net assets. Although the Fund intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses.

          Successful use of futures by the Fund also is subject to Dreyfus' ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract. For example, if the Fund uses futures to hedge against the possibility of a decline in the market value of securities held in its portfolio and the prices of such securities instead increase, the Fund will lose part or all of the benefit of the increased value of securities which it has hedged because it will have offsetting losses in its futures positions. Furthermore, if in such circumstances the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. The Fund may have to sell such securities at a time when it may be disadvantageous to do so.

          Pursuant to regulations and/or published positions of the Securities and Exchange Commission, the Fund may be required to segregate permissible liquid assets in connection with its commodities transactions in an amount generally equal to the value of the underlying commodity. The segregation of such assets will have the effect of limiting the Fund's ability otherwise to invest those assets.

          The Fund also intends to purchase and sell interest rate futures contracts. An interest rate future obligates the Fund to purchase or sell an amount of a specific debt security at a future date at a specific price.

OPTIONS--In addition to writing covered call options, the Fund proposes to purchase and write (i.e., sell) call or put options with respect to specific securities. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security or securities at the exercise price at any time during the option period, or at a specific date. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security or securities at the exercise price at any time during the option period, or at a specific date.

          A covered call option written by the Fund is a call option with respect to which the Fund owns the underlying security or otherwise covers the transaction by segregating cash or other securities. A put option written by the Fund is covered when, among other things, cash or liquid securities having a value equal to or greater than the exercise price of the option are placed in a segregated account with the Fund's custodian to fulfill the obligation undertaken. The principal reason for writing covered call and put options is to realize, through the receipt of premiums, a greater return than would be realized on the underlying securities alone. The Fund receives a premium from writing covered call or put options which it retains whether or not the option is exercised.

          There is no assurance that sufficient trading interest to create a liquid secondary market on a securities exchange will exist for any particular option or at any particular time, and for some options no such secondary market may exist. A liquid secondary market in an option may cease to exist for a variety of reasons. In the past, for example, higher than anticipated trading activity or order flow, or other unforeseen events, at times have rendered certain of the clearing facilities inadequate and resulted in the institution of special procedures, such as trading rotations, restrictions on certain types of orders or trading halts or suspensions in one or more options. There can be no assurance that similar events, or events that may otherwise interfere with the timely execution of customers' orders, will not recur. In such event, it might not be possible to effect closing transactions in particular options. If, as a covered call option writer, the Fund is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise or it otherwise covers its position.

          The Fund may purchase cash-settled options on interest rate swaps in pursuit of its investment objective. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

          Successful use by the Fund of options will be subject to Dreyfus' ability to predict correctly movements in interest rates and prices of securities underlying options. To the extent Dreyfus' predictions are incorrect, the Fund may incur losses.

SHORT-SELLING--The Fund proposes to engage in short sales of securities. In these transactions, the Fund sells a security it does not own in anticipation of a decline in the market value of the security. To complete the transaction, the Fund must borrow the security to make delivery to the buyer. The Fund is obligated to replace the security borrowed by purchasing it subsequently at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund, which would result in a loss or gain, respectively.

          Securities will not be sold short if, after effect is given to any such short sale, the total market value of all securities sold short would exceed 25% of the value of the Fund's net assets. The Fund may not make a short sale which results in the Fund having sold short in the aggregate more than 5% of the outstanding securities of any class of an issuer.

          The Fund also may make short sales "against the box," in which the Fund enters into a short sale of a security it owns in order to hedge an unrealized gain on the security. At no time will more than 15% of the value of the Fund's net assets be in deposits on short sales against the box.

          Until the Fund closes its short position or replaces the borrowed security, it will: (a) maintain a segregated account, containing permissible liquid assets, at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral always equals the current value of the security sold short; or (b) otherwise cover its short position.

LENDING PORTFOLIO SECURITIES--The Fund proposes to lend securities from its portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Fund will continue to be entitled to payments in amounts equal to the interest, or other distributions payable on the loaned securities which affords the Fund an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. Loans of portfolio securities may not exceed 33-1/3% of the value of the Fund's total assets, and the Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Such loans are terminable by the Fund at any time upon specified notice. The Fund might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund. In connection with its securities lending transactions, the Fund may return to the borrower or a third party which is unaffiliated with the Fund, and which is acting as a "placing broker," a part of the interest earned from the investment of collateral received for securities loaned.

          The Securities and Exchange Commission currently requires that the following conditions must be met whenever portfolio securities are loaned: (1) the Fund must receive at least 100% cash collateral from the borrower; (2) the borrower must increase such collateral whenever the market value of the securities rises above the level of such collateral; (3) the Fund must be able to terminate the loan at any time; (4) the Fund must receive reasonable interest on the loan, as well as any dividends, interest or other distributions payable on the loaned securities, and any increase in market value; and (5) the Fund may pay only reasonable custodian fees in connection with the loan.

PRELIMINARY COPY

                             DREYFUS GNMA FUND, INC.


          The undersigned stockholder of DREYFUS GNMA FUND, INC. (the "Fund") hereby appoints Elizabeth A. Keeley and Mark A. Karpe and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on August 20, 1997 at a Special Meeting of Stockholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, at 3:00 p.m. on Tuesday, October 7, 1997, and at any and all adjournments thereof, with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposal, as more fully described in the proxy statement for the Meeting.



          Please mark boxes in blue or black ink.

          1. To change certain of the Fund's Investment Restrictions.



                  /_/  FOR         /_/    AGAINST       /_/    ABSTAIN



          2. To transact such other business as may properly come before the Meeting, or any adjournment(s) thereof.

THIS PROXY IS SOLICITED BY THE FUND'S BOARD AND WILL BE VOTED FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.



                              Signature(s) should be exactly as name or names appearing on this form. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.





                                                   Dated:                , 1997







                                                   -------------------------
                                                   Signature(s)




                                                   -------------------------
                                                   Signature(s)





Sign, Date and Return this Proxy Card
Promptly Using the Enclosed Envelope.